UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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Nuveen Insured Florida Premium Income Municipal Fund (NFL)

(Name of Registrant as Specified In Its Charter)

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FOR IMMEDIATE RELEASE
ATTN: BUSINESS/FINANCIAL EDITORS

MEDIA CONTACT:

KATHLEEN CARDOZA
312-917-7813
KATHLEEN.CARDOZA@NUVEEN.COM
NUVEEN CLOSED-END FUND MERGER PROPOSALS RECEIVE SUPPORT OF LEADING PROXY ADVISORY SERVICE
Fund Shareholders Recommended to Vote in Favor of Proposed Mergers of Florida Closed-End Municipal Bond Funds into National Municipal Closed-End Bond Funds by ISS Governance Services
CHICAGO, May 5, 2009 — Nuveen Investments, a leading global provider of investment services to institutions and high-net-worth investors, today announced that ISS Governance Services Inc. (ISS) has recommended that shareholders vote in favor of each of the proposed mergers of Nuveen Florida closed-end municipal bond funds with Nuveen national closed-end municipal bond funds. ISS recommends that shareholders of each of the four Florida funds and the three National funds vote in favor of the merger involving their fund. ISS is widely recognized as the leading independent proxy advisory firm in the nation. Its recommendations are relied upon by hundreds of major institutional investment firms, mutual funds, and other fiduciaries throughout the country.
ISS recommends the funds’ shareholders vote in favor of the proposed mergers at special meetings to be held on Friday, May 15, 2009. The closed-end funds proposed to be merged together and holding a shareholder meeting and vote include:
Nuveen Insured Florida Premium Income Municipal Fund (NFL)
To be merged with
Nuveen Insured Municipal Opportunity Fund, Inc. (NIO)
Nuveen Florida Investment Quality Municipal Fund (NQF); and
Nuveen Florida Quality Income Municipal Fund (NUF)
To be merged with
Nuveen Premium Income Municipal Fund 2, Inc. (NPM)
Nuveen Insured Florida Tax-Free Advantage Municipal Fund (NWF)
To be merged with
Nuveen Insured Tax-Free Advantage Municipal Fund (NEA)

The affected funds’ Board has recommended that shareholders vote in favor of the proposed mergers based on the following potential benefits:
• Lower fees and operating expenses per common share (excluding costs of leverage) from greater economies of scale as the combined fund’s size results in a lower management fee rate and allows fixed operating expenses to be spread over a larger asset base.
• Enhanced relative investment performance from increased common net earnings as well as expanded opportunities for enhanced total returns over time from the combined fund’s larger (and nationally diversified) asset base.
• Improved secondary market trading may lead to higher common share market prices relative to net asset value, and the combined fund’s greater market liquidity may lead to narrower bid/ask spreads and smaller trade-to-trade price movements.
• For the Florida Funds, the continuity of investment strategy by maintaining the fund’s use of leverage, which offers common shareholders the potential for higher monthly tax-exempt distributions and enhanced total returns on average over market cycles, at a time when the municipal yield spreads are particularly wide or attractive.
Investors who have not mailed in their proxy and wish to vote via the Internet may download their fund’s proxy statement and vote their proxy online. To vote over the internet, investors should go to www.proxyweb.com if they received their proxy materials directly from Nuveen. Investors who received their proxy material from their Financial Advisor should go to www.proxyvote.com. In both cases, investors should enter the control number provided with their Notice of Annual/Special Meeting of Shareholders, and follow the proxy voting instructions. Additionally, shareholders who wish to vote by telephone, should call the toll-free number located on their proxy card and follow the recorded instructions, using their proxy card as a guide.
For more information on these proposals and other Nuveen closed-end funds, please visit www.nuveen.com/cef.
Nuveen Investments provides high quality investment services designed to help secure the long-term goals of institutions and high net worth investors as well as the consultants and financial advisors who serve them. Nuveen Investments markets its growing range of specialized investment solutions under the high-quality brands of HydePark, NWQ, Nuveen, Santa Barbara, Symphony, Tradewinds and Winslow Capital. In total, the Company managed $119 billion of assets on December 31, 2008. For more information, please visit the Nuveen Investments website at www.nuveen.com.
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